U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 January 17, 2008

TRACKPOWER, INC.
 (Exact name of small business issuer as specified in its charter)

Wyoming	000-28506	13-3411167
State or other jurisdictionof incorporation)	Commission File Number	(IRS Employer ID No.)

3565 King Road, Suite 102
King City, Ontario, Canada, L7B 1M3
 (Address of principal executive offices)

(905) 833-9845
(Issuer's Telephone Number)

Item 8.01  Other Events.

On January 17, 2008, Trackpower, Inc. (“Trackpower” or the “Company”) entered into an agreement with the shareholders of Gamecorp Inc. (“Gamecorp”) pursuant to which it acquired all of the issued and outstanding common shares of Gamecorp.

Under the agreement the Company agreed to issue 54,537,000 restricted shares of the Company’s common stock in exchange for 7,425,000 voting common shares of Gamecorp.

Gamecorp is organized under the laws of the province of Ontario. Gamecorp holds certain intellectual property and intangible assets associated with the horseracing and gaming industry in Canada. The Company recently announced that it had entered into an agreement with Bettor Solutions Inc. (“BSI”) to jointly develop and market BSI's proprietary Video Distribution Service in Latin America. The Gamecorp acquisition represents another step in the ongoing restructuring of the affairs of the Company.

Other details of the Gamecorp acquisition will be provided in the Company’s next interim filing under Form 10-QSB.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRACKPOWER, INC. (Registrant)

Date: January 24, 2008	By:
Name: John G. Simmonds
Title: Chief Executive Officer

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